Exhibit 99.1

Enviva Partners, LP Announces Transformative Acquisitions and Increases 2020 Guidance

BETHESDA, MD, June 18, 2020 — Enviva Partners, LP (NYSE: EVA) (“Enviva,” the “Partnership,” “we,” “us,” or “our”) today announced that it has agreed to purchase a wood pellet production plant in Waycross, Georgia with associated export terminal capacity in Savannah, Georgia (the “Georgia Biomass Acquisition”) from innogy SE and also has agreed to purchase the wood pellet production plant in Greenwood, South Carolina owned by our sponsor (the “Greenwood Acquisition” and, together, the “Acquisitions”). In connection with the Greenwood Acquisition, our sponsor has agreed to assign to the Partnership five firm, long-term, take-or-pay off-take contracts with creditworthy Japanese counterparties (the “Associated Off-Take Contracts”) that have maturities between 2031 and 2041, aggregate annual deliveries of 1.4 million metric tons per year (“MTPY”), and an aggregate revenue backlog of $5.3 billion. The Partnership also announced that it has signed a purchase agreement with investors for the sale of $200.0 million in common units in a private placement (the “Private Placement”) to finance a portion of the combined purchase price of the Acquisitions.

Highlights:

•	The Partnership increased its distribution guidance for full-year 2020 and now expects to distribute at least $3.00 per common unit, at a target forward-looking annual distribution coverage ratio of at least 1.20 times, representing at least a 13 percent increase over its per-unit distribution for 2019

•	The Partnership now expects full-year 2020 net income to be in the range of $33.9 million to $43.9 million and adjusted EBITDA to be in the range of $185.0 million to $195.0 million

•	With the benefit of the Associated Off-Take Contracts, the Greenwood plant and the Waycross plant will be fully contracted through 2035 and the Partnership’s total product sales backlog will increase by 52 percent from $10.2 billion to $15.5 billion, on a pro forma basis as of April 1, 2020

•	On total investment of $375 million, the Acquisitions are expected to generate net income in the range of $18.7 million to $22.7 million and adjusted EBITDA in the range of $56.0 million to $60.0 million once they and the Associated Off-Take Contracts are fully ramped and integrated

•	The Partnership is financing the Acquisitions through a combination of the net proceeds from the sale of $200.0 million in common units in the Private Placement and expected borrowings under its existing $350.0 million revolving credit facility

•	The ValueAct Spring Fund, a leading investor in companies with environmental and social value, anchored the Private Placement and ValueAct’s Chairman, Jeff Ubben, has joined our Board

“The Greenwood and Georgia Biomass acquisitions are fundamentally transformative for Enviva’s scale and diversification,” said John Keppler, Chairman and Chief Executive Officer of Enviva. “Not only are we increasing Enviva’s fully contracted production capacity by 35 percent, but we are doing so in new fiber baskets, with new deep-water terminal infrastructure, and with new customers under new long-term, take-or-pay off-take contracts that we expect will enable us to continue our track record of generating durable cash flows and growing our distributions sustainably well into the future.”

Acquisitions

The Partnership has agreed to purchase Georgia Biomass Holding LLC, which, through its wholly owned subsidiary, owns a wood pellet production plant in Waycross, Georgia (the “Waycross plant”), from innogy SE and one of its subsidiaries for a purchase price of $175.0 million in cash, subject to customary adjustments. The Waycross plant has been operating since 2011 and has a production capacity of approximately 800,000 MTPY. As part of the Georgia Biomass Acquisition, the Partnership also will acquire long-term, take-or-pay off-take contracts with an existing Partnership customer (the “Acquired Waycross Contracts”) for annual deliveries of approximately 500,000 MTPY through 2024. The Waycross plant exports its wood pellets through a terminal at the Port of Savannah, Georgia under a long-term terminal lease and associated services agreement. The Partnership expects the Georgia Biomass Acquisition to close in the third quarter of 2020, subject to customary closing conditions.

The Partnership also has agreed to purchase Enviva Pellets Greenwood Holdings II, LLC, which, through its wholly owned subsidiaries, owns a wood pellet production plant in Greenwood, South Carolina (the “Greenwood plant”), from its sponsor for cash consideration of $132.0 million and the assumption of a $40.0 million third-party promissory note bearing interest at 2.5 percent per year. The Greenwood plant has been operating since 2016 and its wood pellets are exported through the Partnership’s terminal at the Port of Wilmington, North Carolina. The Partnership plans to invest $28.0 million to expand the Greenwood plant’s production capacity to 600,000 MTPY by the end of 2021, subject to receiving the necessary permits. To support the Partnership during its completion of the expansion project, the sponsor has agreed to (i) waive certain management services and other fees that otherwise would be owed by the Partnership through December 31, 2021 and (ii) continue to waive certain management services and other fees that otherwise would be owed by the Partnership if the Greenwood plant’s actual production volumes are lower than expectations (such waivers, the “Fee Waivers”). The sponsor also has agreed to reimburse the Partnership for any construction costs incurred for the planned expansion in excess of $28.0 million. The Partnership expects the Greenwood Acquisition to close on or about July 1, 2020.

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Associated Off-Take Contracts

Our sponsor has agreed to assign five firm, long-term, take-or-pay off-take contracts with creditworthy Japanese counterparties, aggregate annual deliveries of 1.4 million MTPY, and a total revenue backlog of $5.3 billion to the Partnership as part of the Acquisitions. The Associated Off-Take Contracts include:

•	An 18-year, take-or-pay off-take contract to supply Sumitomo Corporation with 440,000 MTPY of wood pellets. Deliveries under the contract are expected to commence in 2022

•	A 15-year, take-or-pay off-take contract to supply Sumitomo Corporation with approximately 250,000 MTPY of wood pellets. Deliveries under the contract are expected to commence in 2021

•	A 10-year, take-or-pay off-take contract to supply Mitsubishi Corporation with 210,000 MTPY of wood pellets. Deliveries under the contract are expected to commence in 2022

•	An 18-year, take-or-pay off-take contract to supply Sumitomo Forestry Co., Ltd. with 150,000 MTPY of wood pellets. Deliveries under the contract are expected to commence in 2023

•	A 17-year, take-or-pay off-take contract to supply Suzukawa Energy Center Ltd. with 340,000 MTPY of wood pellets. Deliveries under the contract are expected to commence in 2022

Including the Associated Off-Take Contracts and the Acquired Waycross Contracts, the Partnership’s total weighted-average remaining term of off-take contracts will increase from 11.4 years to 12.7 years and total product sales backlog will increase from $10.2 billion to $15.5 billion, on a pro forma basis as of April 1, 2020.

In addition, with the Associated Off-Take Contracts and the Acquired Waycross Contracts, the production from the Greenwood plant and the Waycross plant is expected to be fully contracted through 2035. In 2021, the Acquisitions are expected to generate net loss in the range of $13.7 million to $17.7 million and adjusted EBITDA in the range of $39.0 million to $43.0 million. In 2024, once the Acquisitions and Associated Off-Take Contracts are fully ramped and integrated, the Acquisitions are expected to generate net income in the range of $18.7 million to $22.7 million and adjusted EBITDA in the range of $56.0 million to $60.0 million. On this basis, the combined purchase price for the Acquisitions, including the expected costs to expand the Greenwood plant, represents an adjusted EBITDA multiple of approximately 6.5 times.

For the Greenwood Acquisition, Evercore served as exclusive financial advisor and Baker Botts LLP served as legal counsel to the conflicts committee of the board of directors of the Partnership’s general partner (the “Board”). Vinson & Elkins LLP served as legal counsel to the sponsor.

For the Georgia Biomass Acquisition, Vinson & Elkins LLP served as legal counsel to the Partnership.

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Financing Activities

The Partnership has signed a purchase agreement for the sale of an aggregate of 6,153,847 common units in the Private Placement in exchange for proceeds of $200.0 million at a purchase price of $32.50 per unit, representing a 5.6 percent discount to the 20-day volume-weighted average price of the Partnership’s common units as of June 17, 2020. The Private Placement is expected to close on June 23, 2020 and is not conditioned on the closing of either of the Acquisitions. The proceeds of the Private Placement will be used to fund a portion of the consideration for the Acquisitions, as well to fund a portion of the Greenwood plant expansion project described above and for general partnership purposes. At the closing of the Private Placement, the Partnership and the investors will enter into a registration rights agreement whereby the Partnership will agree to register the resale of the common units to be sold in the Private Placement, as well as provide certain investors with customary piggy-back registration rights in certain cases. The Partnership expects to borrow under its existing $350.0 million revolving credit facility to finance the remainder of the combined purchase prices of the Acquisitions and the costs to expand the Greenwood plant.

“A key pillar of Enviva’s growth is our ability to undertake accretive drop-down acquisitions from our sponsor, which we again demonstrated with the Greenwood transaction,” said Shai Even, Chief Financial Officer of Enviva. “What is particularly exciting is that we also had the opportunity to acquire another large-scale plant and associated export terminal capacity from an independent third-party, in what we view to be a highly accretive transaction. The combination of these fully contracted assets and Enviva’s proven execution strategy received strong capital markets interest.”

Additionally, recognizing ValueAct Capital’s existing holdings and significant participation in the Private Placement, the sole member of the Partnership’s general partner has appointed Jeffrey W. Ubben, Chairman of ValueAct Capital and Co-Portfolio Manager of its Spring Fund, to the Board.

Goldman, Sachs & Co. LLC and Barclays Capital Inc. acted as lead placement agents and BMO Capital Markets Corp., Citigroup Global Markets Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC, and Raymond James and Associates, Inc. acted as placement agents in connection with the Private Placement.

Guidance Update

With the benefit of the Acquisitions, the Partnership now expects full-year 2020 net income to be in the range of $33.9 million to $43.9 million and adjusted EBITDA to be in the range of $185.0 million to $195.0 million. The Partnership expects full-year 2020 distributable cash flow to be in the range of $134.0 million to $144.0 million, prior to any distributions attributable to incentive distribution rights paid to our general partner. For full-year 2020, the Partnership now expects to distribute at least $3.00 per common unit.

The guidance amounts provided above, including the distribution expectations, include the benefit of the Acquisitions and the Fee Waivers, and reflect the associated financing activities. The guidance amounts provided above do not include the impact of any additional acquisitions by the Partnership from the sponsor, its joint venture, or third parties. The Partnership’s quarterly income and cash flow are subject to seasonality and the mix of customer shipments made, which vary from period to period. When determining the distribution for a quarter, the Board evaluates the Partnership’s distribution coverage ratio on an annual basis and considers the expected distributable cash flow, net of expected amounts attributable to incentive distribution rights, for the next four quarters. On that basis, the Partnership’s targeted annual distribution coverage ratio is at least 1.20 times.

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This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Enviva Partners, LP

Enviva Partners, LP (NYSE: EVA) is a publicly traded master limited partnership that aggregates a natural resource, wood fiber, and processes it into a transportable form, wood pellets. The Partnership sells a significant majority of its wood pellets through long-term, take-or-pay off-take contracts with creditworthy customers in the United Kingdom and Europe. The Partnership owns and operates seven plants with a combined production capacity of approximately 3.5 million metric tons of wood pellets per year in Virginia, North Carolina, Mississippi, and Florida. In addition, the Partnership exports wood pellets through its marine terminals at the Port of Chesapeake, Virginia and the Port of Wilmington, North Carolina and from third-party marine terminals in Mobile, Alabama and Panama City, Florida. The Partnership has agreed to the Georgia Biomass Acquisition and the Greenwood Acquisition, which would add two operating plants with a combined production capacity of approximately 1.4 million metric tons of wood pellets per year, after the expansion of the Greenwood plant, in Georgia and South Carolina and a third-party marine terminal in Savannah, Georgia.

To learn more about Enviva Partners, LP, please visit our website at www.envivabiomass.com and follow us on social media @Enviva.

Non-GAAP Financial Measures

In addition to presenting our financial results in accordance with accounting principles generally accepted in the United States (“GAAP”), we use adjusted EBITDA and distributable cash flow to measure our financial performance.

Adjusted EBITDA

We define adjusted EBITDA as net (loss) income excluding depreciation and amortization, interest expense, income tax expense, early retirement of debt obligations, certain non-cash waivers of fees for management services provided to us by our sponsor (the “MSA Fee Waivers”), non-cash unit compensation expense, asset impairments and disposals, changes in unrealized derivative instruments related to hedged items included in gross margin and other income and expense, certain items of income or loss that we characterize as unrepresentative of our ongoing operations, including certain expenses incurred related to a fire that occurred at our Chesapeake terminal on February 27, 2018 (the “Chesapeake Incident”) and Hurricanes Florence and Michael (the “Hurricane Events”), consisting of emergency response expenses, expenses related to the disposal of inventory, and asset disposal and repair costs, offset by insurance recoveries received, as well as employee compensation and other related costs allocated to us in respect of the Chesapeake Incident and Hurricane Events pursuant to our management services agreement with an affiliate of our sponsor for services that could otherwise have been dedicated to our ongoing operations, and acquisition and integration costs, and the effect of certain sales and marketing, scheduling, sustainability, consultation, shipping and risk management services (collectively, “Commercial Services”). Adjusted EBITDA is a supplemental measure used by our management and other users of our financial statements, such as investors, commercial banks and research analysts, to assess the financial performance of our assets without regard to financing methods or capital structure.

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Distributable Cash Flow

We define distributable cash flow as adjusted EBITDA less maintenance capital expenditures, income tax expense and interest expense net of amortization of debt issuance costs, debt premium, original issue discounts, and the impact from incremental borrowings related to the Chesapeake Incident and Hurricane Events. We use distributable cash flow as a performance metric to compare the cash-generating performance of the Partnership from period to period and to compare the cash-generating performance for specific periods to the cash distributions (if any) that are expected to be paid to our unitholders. We do not rely on distributable cash flow as a liquidity measure.

Limitations of Non-GAAP Financial Measures

Adjusted EBITDA and distributable cash flow are not financial measures presented in accordance with accounting principles generally accepted in the United States (“GAAP”). We believe that the presentation of these non-GAAP financial measures provides useful information to investors in assessing our financial condition and results of operations. Our non-GAAP financial measures should not be considered as alternatives to the most directly comparable GAAP financial measures. Each of these non-GAAP financial measures has important limitations as an analytical tool because they exclude some, but not all, items that affect the most directly comparable GAAP financial measures. You should not consider adjusted net income, adjusted gross margin per metric ton, adjusted EBITDA or distributable cash flow in isolation or as substitutes for analysis of our results as reported under GAAP.

Our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

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The following table provides a reconciliation of the estimated range of adjusted EBITDA to the estimated range of net income, in each case for the twelve months ending December 31, 2020 (in millions):

Twelve Months Ending December 31, 2020
Estimated net income	$33.9–43.9
Add:
Depreciation and amortization	75.0
Interest expense	45.4
Income tax expense	0.3
Non-cash unit compensation expense	8.6
Asset impairments and disposals	3.0
Changes in the fair value of derivative instruments	(6.8)
MSA Fee Waivers[1]	22.2
Acquisition and integration costs	6.1
Commercial Services	(4.1)
Other non-cash expenses	1.5
Estimated adjusted EBITDA	$185.0–195.0
Less:
Interest expense net of amortization of debt issuance costs, debt premium, original issue discount and impact from incremental borrowings related to Chesapeake Incident and Hurricane Events	42.6
Income tax expense	0.3
Maintenance capital expenditures	8.2
Estimated distributable cash flow	$134.0–144.0

1) Includes $3.2 million of MSA Fee Waivers during the first quarter of 2020, expected $1.0 million of MSA Fee Waivers during the second quarter of 2020, and expected $18.0 million of MSA Fee Waivers associated with the Greenwood Acquisition

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The following table provides a reconciliation of the estimated adjusted EBITDA to the estimated net income associated with the Acquisitions for the twelve months ending December 31, 2021 (in millions):

Twelve Months Ending December 31, 2021
Estimated net income	$(17.7)–(13.7)
Add:
Depreciation and amortization	23.1
Interest expense	10.8
Income tax expense	0.8
Non-cash unit compensation expense	0.6
Asset impairments and disposals	1.0
Integration costs	1.4
MSA Fee Waivers[1]	19.0
Estimated adjusted EBITDA	$39.0–43.0

1) Includes expected $19.0 million of MSA Fee Waivers associated with the Greenwood Acquisition

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The following table provides a reconciliation of the estimated adjusted EBITDA to the estimated net income associated with the Acquisitions for the twelve months ending December 31, 2024 (in millions):

Twelve Months Ending December 31, 2024
Estimated net income	$18.7–22.7
Add:
Depreciation and amortization	24.0
Interest expense	10.0
Income tax expense	0.8
Non-cash unit compensation expense	1.4
Asset impairments and disposals	1.0
Estimated adjusted EBITDA	$56.0–60.0

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Cautionary Note Concerning Forward-Looking Statements

Certain statements and information in this press release may constitute “forward-looking statements.” The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on the Partnership’s current expectations and beliefs concerning future developments and their potential effect on it. Although management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting the Partnership will be those that it anticipates. All comments concerning the Partnership’s expectations for future revenues and operating results are based on the forecasts for its existing operations and do not include the potential impact of any future acquisitions. The Partnership’s forward-looking statements involve significant risks and uncertainties (some of which are beyond the Partnership’s control) and assumptions that could cause actual results to differ materially from the its historical experience and its present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: (i) the volume and quality of products that it is able to produce or source and sell, which could be adversely affected by, among other things, operating or technical difficulties at the Partnership’s wood pellet production plants or deep-water marine terminals; (ii) the prices at which the Partnership is able to sell the its products; (iii) the Partnership’s ability to successfully negotiate and complete and integrate drop-down and third-party acquisitions, including the associated contracts, or to realize the anticipated benefits of such acquisitions; (iv) failure of the Partnership’s customers, vendors and shipping partners to pay or perform their contractual obligations to it; (v) the Partnership’s inability to successfully execute its project development, expansion and construction activities on time and within budget; (vi) the creditworthiness of the Partnership’s contract counterparties; (vii) the amount of low-cost wood fiber that it is able to procure and process, which could be adversely affected by, among other things, disruptions in supply or operating or financial difficulties suffered by the Partnership’s suppliers; (viii) changes in the price and availability of natural gas, coal or other sources of energy; (ix) changes in prevailing economic conditions; (x) unanticipated ground, grade or water conditions; (xi) inclement or hazardous environmental conditions, including extreme precipitation, temperatures and flooding; (xii) fires, explosions or other accidents; (xiii) changes in domestic and foreign laws and regulations (or the interpretation thereof) related to renewable or low-carbon energy, the forestry products industry, the international shipping industry or power, heat or combined heat and power generators; (xiv) changes in the regulatory treatment of biomass in core and emerging markets; (xv) the Partnership’s inability to acquire or maintain necessary permits or rights for the Partnership’s production, transportation or terminaling operations; (xvi) changes in the price and availability of transportation; (xvii) changes in foreign currency exchange rates or interest rates, and the failure of the Partnership’s hedging arrangements to effectively reduce its exposure to the risks related thereto; (xviii) risks related to the Partnership’s indebtedness; (xix) the Partnership’s failure to maintain effective quality control systems at its production plants and deep-water marine terminals, which could lead to the rejection of the Partnership’s products by its customers; (xx) changes in the quality specifications for the Partnership’s products that are required by its customers; (xxi) labor disputes; (xxii) the Partnership’s inability to hire, train or retain qualified personnel to manage and operate its business and newly acquired assets; (xxiii) the effects of the exit of the United Kingdom from the European Union on the Partnership’s and its customers’ businesses; (xxiv) the Partnership’s inability to borrow funds and access capital markets; and (xxv) viral contagions or pandemic diseases, such as the recent outbreak of a novel strain of coronavirus known as COVID-19.

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For additional information regarding known material factors that could cause the Partnership’s actual results to differ from projected results, please read its filings with the U.S. Securities and Exchange Commission (the “SEC”), including the Annual Report on Form 10-K and the Quarterly Reports on Form 10-Q most recently filed with the SEC. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Partnership undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information or future events or otherwise.

Investor Contact:

+1 (240) 482-3856

ir@envivapartners.com

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